Exhibit 10.4

**Certain information in this exhibit has been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K. Such information is both (i) not material and (ii) customarily and actually treated by the registrant as private or confidential. [***] indicates that information has been redacted.**

INTELLECTUAL PROPERTY MATTERS AGREEMENT

by and among

CORTEVA, INC.,

VYLOR, INC.

and

THE OTHER SIGNATORIES HERETO

Dated as of [ ]

i

SCHEDULES

Schedule A	SpinCo Licensed Business Software
Schedule B	SpinCo Licensed Copyrights
Schedule C	SpinCo Licensed Know-How
Schedule D	SpinCo Licensed Patents
Schedule E	SpinCo Licensors and SpinCo Licensees
Schedule F	Scheduled Excluded IP
Schedule G	RemainCo Licensed Business Software
Schedule H	RemainCo Licensed Copyrights
Schedule I	RemainCo Licensed Know-How
Schedule J	RemainCo Licensed Patents
Schedule K	RemainCo Licensed Standards
Schedule L	RemainCo Licensors and RemainCo Licensees
Schedule M	Licensors and Corresponding Licensees
Schedule N	Specified Third Parties
Schedule O	Joint Party-Access Studies
Schedule P	Joint Third Party Co-Owned Studies

ii

INTELLECTUAL PROPERTY MATTERS AGREEMENT

This INTELLECTUAL PROPERTY MATTERS AGREEMENT (this “Agreement”), dated as of [ ] (the “Effective Date”), is entered into by and among, on the one hand, CORTEVA, INC., a Delaware corporation (“RemainCo”), the RemainCo Licensors and the RemainCo Licensees (collectively, the “RemainCo Parties”), and on the other hand, VYLOR, INC., a Delaware corporation (“SpinCo”), the SpinCo Licensors and the SpinCo Licensees (collectively, the “SpinCo Parties”). Each of the SpinCo Parties, on the one hand, and RemainCo Parties, on the other hand, is sometimes referred to herein as a “Party”, and collectively, as the “Parties”.

W I T N E S S E T H:

WHEREAS, SpinCo and RemainCo have entered into that certain Separation and Distribution Agreement, dated as of [ ] (the “Separation Agreement”), pursuant to which RemainCo is being separated into two separate, publicly traded companies, one for each of (a) the SpinCo Business, which shall be owned and conducted, directly or indirectly, by SpinCo, and (b) the RemainCo Business, which shall be owned and conducted, directly or indirectly, by RemainCo;

WHEREAS, as of and following the Distribution Date, each Party and its Affiliates will have rights to certain Intellectual Property related to the other Party’s business, including the RemainCo Business and the SpinCo Business, as applicable; and

WHEREAS, in connection with the Separation Agreement, (a) the RemainCo Licensors wish to grant to the SpinCo Licensees, and the SpinCo Licensors wish to grant to the RemainCo Licensees, a license and other rights to certain of such Intellectual Property, and (b) each Party and its Affiliates wish to agree to certain covenants with respect to certain Intellectual Property owned jointly by the Parties, in each case of (a) and (b), as and to the extent set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATION

Section 1.1 General. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1. Capitalized terms that are not defined in this Agreement shall have the meanings set forth in the Separation Agreement.

(a) “2,4-D Herbicide” means any herbicidally effective form of 2,4-dichlorophenoxyacetic acid, including acid, salt, or ester forms of the active ingredient(s), any precursors, and any formulations thereof.

(b) “Abandonment Notice” has the meaning set forth in Section 2.8.

(c) “Agreement” has the meaning set forth in the preamble.

(d) “Business Activities” means, as applicable, (a) with respect to SpinCo, seeking and/or maintaining experimental release/movement/import/cultivation approvals in various jurisdictions for products containing an Event in Enlist Seeds (new and renewals) by SpinCo and/or Third Parties licensed or enabled by SpinCo (including both a single Event and/or stacked products) and (b) with respect to RemainCo, seeking and/or maintaining registrations or MRLs/ITs in various jurisdictions for an Enlist Herbicide (new and renewals) by RemainCo and/or Third Parties licensed or enabled by RemainCo (including single active and/or mixture products).

(e) “Control” means, with respect to any Intellectual Property, (i) such Intellectual Property is owned by the applicable Person, and (ii) such Person has the ability to grant a license or other rights in, to and under such Intellectual Property on the terms and conditions set forth herein (other than pursuant to a license or other rights granted pursuant to this Agreement) without violating any applicable Law or any Contract entered into as of or prior to the Effective Date between such Person or any of its Affiliates, on the one hand, and any Third Party, on the other hand, without needing to make additional payments to a Third Party, and without violating any Contract between such Person or any of its Affiliates, on the one hand, and any Third Party, on the other hand, existing at the time such Party would be first required hereunder to grant the other Party such license or other rights.

(f) “Copyrights” means works of authorship (whether or not copyrightable, including all software, data, databases and other compilations of information), copyrights (including in product label or packaging artwork or templates), mask work rights, database rights and design rights, in each case, whether or not registered, and registrations and applications for registration thereof, and all moral rights and common law rights associated therewith.

(g) “Corn” means Zea mays.

(h) “Corteva Agriscience” means, collectively, Corteva Agriscience LLC, Pioneer Hi-Bred International, Inc., Corteva Agriscience MCS LLC, and their parents, Affiliates and Subsidiaries.

(i) “Cotton” means Gossypium hirsutum.

(j) “Cover” means, with respect to any Patent, in the absence of a license granted under an unexpired claim of such Patent, which claim has not been adjudicated to be invalid or unenforceable by a final, binding decision of a court or other Governmental Entity of competent jurisdiction that is unappealable or unappealed within the time permitted for appeal (or if such Patent is a patent application, a claim in such patent application if such patent application were to issue as a patent), the practice of the applicable invention or technology, or performance of the applicable process, would infringe such claim. For clarity, and by way of example, an issued Patent Covers a product if, in the absence of a license granted under such a claim of such Patent, making, using, selling, offering for sale, importing or exporting such product would infringe such claim.

(k) “Divested Business or Product Line” has the meaning set forth in Section 2.3.

(l) “Effective Date” has the meaning set forth in the preamble.

(m) [***].

(n) “Enlist Herbicide” means a choline salt 2,4-D Herbicide formulation (a) for which RemainCo, an Affiliate of RemainCo, or a Third Party has obtained registration for use with Enlist Seed; and (b) that is listed as an authorized herbicide for use with Enlist Seed in the then-current versions of the TUA, Enlist Herbicides Product Use Guides, and seed tags. For the avoidance of doubt, Product GF-3335 (Enlist One) is an Enlist Herbicide.

(o) “Enlist Herbicides Product Use Guide” means the document(s) published (by paper and/or electronic means) and updated by RemainCo from time to time, which specifies, among other things, stewardship practices and requirements for Enlist Herbicide(s) pertaining to the Enlist™ technology.

(p) “Enlist Seed” means (i) agricultural planting seed for soybean crops, containing the proprietary molecular stack Soybean Event, which provides tolerance to 2,4-D Herbicide, Glyphosate Herbicide, and Glufosinate Herbicide, and is identified as DAS-44406-6 in the U.S. APHIS Petition No. 11-234-0lp., developed and sold by SpinCo and M.S. Technologies, L.L.C. (“MS Tech”), commonly known as the trademarked products Enlist E3 and Conkesta Enlist E3, and those individuals and entities authorized by SpinCo [***] to sell such seeds and (ii) agricultural planting seed for Cotton and Corn crops containing tolerance to 2,4-D Herbicide developed and sold by SpinCo and those individuals and entities authorized by Corteva Agriscience.

(q) “Event” means a genetic construct inserted into a specific site in a plant’s genome.

(r) “Excluded IP” means (i) the Intellectual Property set forth on Schedule F, (ii) any Patents other than the Patents set forth on Schedule D or Schedule J, (iii) Regulatory Data, (iv) Trademarks, (v) IT Assets (excluding Software), and (vi) any Intellectual Property to the extent licensed or otherwise provided to the applicable Licensee under the other Ancillary Agreements (excluding the Separation Agreement). Notwithstanding the foregoing, “Excluded IP” does not include any of the foregoing to the extent expressly set forth on Schedule A, Schedule B, Schedule C, Schedule D, Schedule G, Schedule H, Schedule I, Schedule J or Schedule K.

(s) “Exploit” or “Exploitation” means to use, practice, develop, disclose, reproduce, make, offer for sale, sell, commercialize, import, export, register, modify, create derivative works of or otherwise exploit.

(t) “Field” means (i) with respect to SpinCo, the SpinCo Field and (ii) with respect to RemainCo, the RemainCo Field.

(u) “Glufosinate Herbicide” means any herbicidally-effective form of DL- homo-alanin-4-yl (methyl) phosphinate, its salts and optical isomers thereof or any other glutamine synthetase inhibitor, and any formulations thereof.

(v) “Glyphosate Herbicide” means any herbicidally-effective form of N- phosphonomethylglycine, including any acid, salt, ester forms of the active ingredient(s), or any other 5-enolpyruvyl-3-shikimate phosphate synthase inhibitor, and formulations thereof.

(w) “Hard Copy” means, for regulatory submissions made in connection with Business Activities, an actual digital or paper copy of a Joint Study.

(x) “Holding Party” has the meaning set forth in Section 2.7(a).

(y) “In Planta” means use in plants, plant cells or plant tissues by integration into plants, plant cells or plant tissues through genetic engineering, gene editing or other means. Notwithstanding the foregoing, “In Planta” use expressly excludes [***].

(z) “Indemnifying Party” has the meaning set forth in Section 4.1.

(aa) “Indemnitee” and “Indemnitees” have the meanings set forth in Section 4.1.

(bb) “Joint IP Co-Owner” has the meaning set forth in Section 2.4.

(cc) “Joint Party-Access Studies” means the defined list of studies set forth on Schedule O and the data contained therein owned by the Party as set forth therein.

(dd) “Joint Studies” means, collectively, Joint Party-Access Studies and Joint Third Party Co-Owned Studies.

(ee) “Joint Studies Co-Owner” means each of SpinCo and RemainCo in relation to the Joint Studies.

(ff) “Joint Third Party Co-Owned Studies” means the defined list of studies set forth on Schedule P and the data contained therein.

(gg) “Joint-Study Third Party” means a Third Party with whom Corteva Agriscience or SpinCo has a contractual relationship explicitly providing access to the Joint Studies for Business Activities.

(hh) “Licensed IP” means (i) with respect to the licenses granted to RemainCo hereunder, the SpinCo Licensed IP and (ii) with respect to the licenses granted to SpinCo hereunder, the RemainCo Licensed IP and the RemainCo Licensed Standards.

(ii) “Licensee” means (i) the RemainCo Licensees, as applicable, with respect to the SpinCo Licensed IP and (ii) the SpinCo Licensees, as applicable, with respect to the RemainCo Licensed IP and the RemainCo Licensed Standards.

(jj) “Licensor” means (i) the RemainCo Licensors, as applicable, with respect to the RemainCo Licensed IP and the RemainCo Licensed Standards and (ii) the SpinCo Licensors, as applicable, with respect to the SpinCo Licensed IP.

(kk) “Materials” means those written, electronic, computerized, digital or other similar tangible or intangible materials or media to the extent comprising, embodying or containing any RemainCo Licensed Know-How, RemainCo Licensed Copyrights, RemainCo Licensed Business Software, RemainCo Licensed Standards, SpinCo Licensed Know-How, SpinCo Licensed Copyrights or SpinCo Licensed Business Software. For clarity, “Materials” for RemainCo Licensed Business Software and SpinCo Licensed Business Software include the source code and documentation for the most current version thereof and any previous versions thereof in use in the conduct of the RemainCo Business (with respect to the SpinCo Licensed Business Software) or the SpinCo Business (with respect to the RemainCo Licensed Business Software) as of immediately prior to the Effective Date.

(ll) “Offeree” has the meaning set forth in Section 2.8.

(mm) “Offeror” has the meaning set forth in Section 2.8.

(nn) “Party” and “Parties” have the meanings set forth in the preamble.

(oo) “RemainCo” has the meaning set forth in the preamble.

(pp) “RemainCo Engineering Standards” means RemainCo standards, protocols, processes and policies, including engineering guidelines, for designing, constructing, maintaining and operating facilities, in each case, (i) as understood and used by the Parties as of the Effective Date and (ii) including all Know-How and Copyrights to the extent contained therein.

(qq) “RemainCo Environmental, Health and Safety Standards” means RemainCo standards, protocols, processes and policies, including documents, databases (together with the data contained therein), training materials and other supporting tools, in the following RemainCo corporate EHS competency areas (as each is understood and used by the Parties as of the Effective Date): EHS Systems and Risk Management, Environmental, Workplace Safety, Contractor Safety, Occupational Health, Distribution Safety, Electrical Safety, Fire Safety, Emergency Response and Process Safety, in each case, (i) as understood and used by the Parties as of the Effective Date and (ii) including all Know-How and Copyrights to the extent contained therein.

(rr) “RemainCo Field” means, collectively, the Animal Health Field, the Biologicals Field, the Crop Protection Field, the Industrial Biosciences Field and the SAT Field, as follows:

(i)
pharmaceutical, biological and medicinal (including in-feed) products intended to enhance the health or performance, including through diagnosis, treatment, palliation, control, mitigation or prevention of any disease or condition, of non-human animals (including livestock, aquaculture species, companion animals and other commercially or domestically managed animals); provided that, notwithstanding the foregoing, the foregoing expressly excludes treatments deployed In Planta, the Industrial Biosciences Field, the SAT Field and the Crop Protection Field (the “Animal Health Field”);
(ii)
use of microbial strains, microbial consortia or microbial-derived products (including microbial metabolites, fermentation products, peptides, proteins, nucleic acids, enzymes or other naturally-occurring or bio-developed biological agents) for external plant, seed or soil applications, including foliar or other spray applications, in-furrow applications, seed treatments, [***] and improvements to Agrobacterium for transformation purposes; provided that, notwithstanding the foregoing, the foregoing expressly excludes In Planta uses (the “Biologicals Field”);
(iii)
use of a product to control, deter or prevent the growth of or kill pests affecting agricultural crops (including insects, nematodes, fungi and weed plants) in any developmental forms and in any application modes during one or more of (1) production of agricultural crops, including burn down, pre-emergent and post-emergent applications, (2) range and pasture management, (3) fruit and vegetable management and (4) turf and ornamental management; provided that, notwithstanding the foregoing, the foregoing expressly excludes products deployed In Planta, the Animal Health Field, Industrial Biosciences Field and the SAT Field (the “Crop Protection Field”);

(iv)
use of biological systems, biological materials, microorganisms, enzymes, metabolites or biologically derived molecules to manufacture, convert or process materials, chemicals, intermediates or energy‑related products through fermentation, biocatalysis, bioprocessing or other biological production methods (the “Industrial Biosciences Field”); and
(v)
chemical, biological or other materials applied directly to seeds prior to or concurrently with such seeds being sown into or onto a field, seedbed or growth medium (the “SAT Field”).

(ss) “RemainCo Licensed Business Software” means all Software, to the extent Controlled by RemainCo or any of its Affiliates as of the Effective Date, including the Software set forth on Schedule G, only if and to the extent that neither SpinCo nor any of its Affiliates have been granted a license or other rights to use such Software under the Separation Agreement or any other Ancillary Agreement. Notwithstanding the foregoing, “RemainCo Licensed Business Software” expressly excludes any and all Excluded IP.

(tt) “RemainCo Licensed Copyrights” means all Copyrights, to the extent Controlled by RemainCo or any of its Affiliates as of the Effective Date, including the Copyrights set forth on Schedule H. Notwithstanding the foregoing, “RemainCo Licensed Copyrights” expressly excludes any and all (i) Know-How, (ii) RemainCo Engineering Standards, (iii) RemainCo Environmental, Health and Safety Standards, (iv) Software and (v) Excluded IP.

(uu) “RemainCo Licensed IP” means the RemainCo Licensed Business Software, the RemainCo Licensed Copyrights, the RemainCo Licensed Know-How and the RemainCo Licensed Patents.

(vv) “RemainCo Licensed Know-How” means all Know-How, to the extent Controlled by RemainCo or any of its Affiliates as of the Effective Date, including the Know-How set forth on Schedule I. Notwithstanding the foregoing, “RemainCo Licensed Know-How” expressly excludes any and all (i) Copyrights, (ii) RemainCo Engineering Standards, (iii) RemainCo Environmental, Health and Safety Standards, (iv) Software and (v) Excluded IP.

(ww) “RemainCo Licensed Patents” means all (i) Patents set forth on Schedule J and (ii) Patents that claim priority to or share priority with any Patents described in the foregoing clause (i), and foreign equivalents thereof (including any such Patents filed after the Effective Date).

(xx) “RemainCo Licensed Standards” means all RemainCo Engineering Standards and RemainCo Environmental, Health and Safety Standards set forth on Schedule K, in each case, to the extent the Intellectual Property therein is Controlled by RemainCo or any of its Affiliates as of the Effective Date. Notwithstanding the foregoing, “RemainCo Licensed Standards” expressly excludes any and all Excluded IP.

(yy) “RemainCo Licensees” means, with respect to the corresponding SpinCo Licensors, those entities set forth on Schedule L as RemainCo Licensees.

(zz) “RemainCo Licensors” means those entities set forth on Schedule L as RemainCo Licensors.

(aaa) “RemainCo Parties” has the meaning set forth in the preamble.

(bbb) “Requesting Party” has the meaning set forth in Section 2.7(a).

(ccc) [***].

(ddd) “Separation Agreement” has the meaning set forth in the recitals.

(eee) “Soybean” means Glycine max.

(fff) “Specified Third Party” means those Persons set forth on Schedule N, their successors, and Affiliates and Subsidiaries of any such Person or successor.

(ggg) “Specified Third Party JV” means all Persons in which a Specified Third Party has an ownership interest of more than five percent (5%) of the securities or other outstanding equity interests of such Person.

(hhh) “SpinCo” has the meaning set forth in the preamble.

(iii) “SpinCo Field” means, collectively, the Biofuels Field, the Plant Genetics Field and the Animal Nutrition Field, as follows:

(i) use of plants, plant parts, or grain (including meal or oils derived from plants, plant parts, or grain) to produce fuel (the “Biofuels Field”);

(ii) the development, production and use of seeds used to grow plants, including (1) breeding and other seed product development, (2) transgenic, non-transgenic and gene-edited traits deployed In Planta, (3) use of digital tools for planting and maintenance of plants (including variable rate seeding and recommendations for crop input application timing) and (4) improvements to Agrobacterium for transformation purposes (the “Plant Genetics Field”); and

(iii) use of silage inoculants, and

(iv) improvement of animal feed by In Planta modification of crops that are used for animal feed or forage (the “Animal Nutrition Field”).

(jjj) “SpinCo Licensed Business Software” means all Software, to the extent Controlled by SpinCo or any of its Affiliates as of the Effective Date, including the Software set forth on Schedule A, only if and to the extent that neither RemainCo nor any of its Affiliates have been granted a license or other rights to use such Software under the Separation Agreement or any other Ancillary Agreement. Notwithstanding the foregoing, “SpinCo Licensed Business Software” expressly excludes any and all Excluded IP.

(kkk) “SpinCo Licensed Copyrights” means all Copyrights, to the extent Controlled by SpinCo or any of its Affiliates as of the Effective Date, including the Copyrights set forth on Schedule B. Notwithstanding the foregoing, “SpinCo Licensed Copyrights” expressly excludes any and all (i) Know-How, (ii) Software and (iii) Excluded IP.

(lll) “SpinCo Licensed IP” means the SpinCo Licensed Business Software, the SpinCo Licensed Copyrights, the SpinCo Licensed Know-How and the SpinCo Licensed Patents.

(mmm) “SpinCo Licensed Know-How” means all Know-How, to the extent Controlled by SpinCo or any of its Affiliates as of the Effective Date, including the Know-How set forth on Schedule C. Notwithstanding the foregoing, “SpinCo Licensed Know-How” expressly excludes any and all (i) Copyrights, (ii) Software and (iii) Excluded IP.

(nnn) “SpinCo Licensed Patents” means all (i) Patents set forth on Schedule D and (ii) Patents that claim priority to or share priority with any Patents described in the foregoing clause (i), and foreign equivalents thereof (including any such Patents filed after the Effective Date).

(ooo) “SpinCo Licensees” means, with respect to the corresponding RemainCo Licensors, those entities set forth on Schedule E as SpinCo Licensees.

(ppp) “SpinCo Licensors” means those entities set forth on Schedule E as SpinCo Licensors.

(qqq) “SpinCo Parties” has the meaning set forth in the preamble.

(rrr) “Sublicensee” has the meaning set forth in Section 2.3.

(sss) “Third Party” means any Person other than RemainCo, SpinCo and their respective Affiliates.

(ttt) “Third Party Action” means (i) any Third Party activities that constitute, or would reasonably be expected to constitute, an infringement, misappropriation or other violation of any Licensed IP within a Field for which Licensee has been granted a license hereunder or (ii) any Third Party allegations of invalidity or unenforceability of any Licensed IP.

(uuu) “Third Party Collaboration” means any Contract between a Party or any of its Affiliates (the “Collaboration Licensor”), on the one hand, and a Specified Third Party or Specified Third Party JV, on the other hand, pursuant to which (i) the Collaboration Licensor uses any RemainCo Licensed IP, RemainCo Licensed Standards or Joint IP (in the case of RemainCo or any of its Affiliates as the Collaboration Licensor) or SpinCo Licensed IP or Joint IP (in the case of SpinCo or any of its Affiliates as the Collaboration Licensor) for the benefit of or in connection with the products or services of such Specified Third Party or Specified Third Party JV in the other Party’s Field or (ii) such Specified Third Party or Specified Third Party JV is granted any license or other rights in, to or under any RemainCo Licensed IP, RemainCo Licensed Standards or Joint IP (in the case of RemainCo or any of its Affiliates as the Collaboration Licensor) or SpinCo Licensed IP or Joint IP (in the case of SpinCo or any of its Affiliates as the Collaboration Licensor) in the other Party’s Field.

(vvv) “Third Party Payments” means any and all obligations on the part of Licensor or any of its Affiliates to pay royalties, sublicense fees, milestones or other amounts to Third Parties pursuant to Contracts existing as of the Effective Date to which Licensor or any of its Affiliates is a party or is otherwise bound, in each case, to the extent that such obligation to pay arises from, or is a result of the grant to or exercise by Licensee, its Affiliates or any Sublicensees of, any license, sublicense or other right granted hereunder.

(www) “TUA” means each Technology Use Agreement between grower and Corteva Agriscience, or SpinCo, as applicable in effect at any given time.

Section 1.2 References; Interpretation. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, clause and Schedule are references to the Articles, Sections, paragraphs, clauses and Schedules to this Agreement unless otherwise specified; (c) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Agreement, including the Schedules hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation”, unless otherwise specified; (f) the word “or” shall not be exclusive (unless the context indicates otherwise); (g) references to “written” or “in writing” include in electronic form; (h) the Parties have each participated in the negotiation and drafting of this Agreement, and except as otherwise stated herein, if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement; (i) a reference to any Person includes such Person’s successors and permitted assigns; (j) any reference to “days” means calendar days unless Business Days are expressly specified; (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (l) any statute or Contract defined or referred to herein means such statute or Contract as from time to time amended, modified or supplemented, unless otherwise specifically indicated; (m) the use of the phrases “the date of this Agreement”, “the date hereof”, “of even date herewith” and terms of similar import shall be deemed to refer to the date set forth in the preamble to this Agreement; (n) the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase; (o) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; and (p) any Consent given by any Party pursuant to this Agreement shall be valid only if contained in a written instrument signed by such Party. Unless the context requires otherwise, references in this Agreement to “SpinCo” shall also be deemed to refer to the applicable member of the SpinCo Group, references to “RemainCo” shall also be deemed to refer to the applicable member of the RemainCo Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by SpinCo or RemainCo shall be deemed to require SpinCo or RemainCo, as the case may be, to cause the applicable members of the SpinCo Group or the RemainCo Group, respectively, to take, or refrain from taking, any such action.

ARTICLE II

GRANTS OF RIGHTS

Section 2.1 Licenses to SpinCo.

(a) License to RemainCo Licensed IP. Subject to the terms and conditions of this Agreement, the RemainCo Licensors, on behalf of themselves and their applicable Affiliates, hereby grant, and the RemainCo Licensors shall cause their applicable Affiliates to grant, to the applicable SpinCo Licensees, as set forth on Schedule M, an irrevocable, perpetual, royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.3), transferable (solely as set forth in Section 7.6), worldwide, non-exclusive license in, to and under the RemainCo Licensed IP for any and all uses solely in the SpinCo Field. For clarity, subject to the terms and conditions of this Agreement, the license set forth in this Section 2.1(a) shall include the rights (i) to practice, use and exploit the RemainCo Licensed IP to make, use, sell, offer for sale, import and export any and all products and processes, in each case, within the SpinCo Field and (ii) as applicable, to use, practice, copy, perform, render, develop, improve, display, distribute, modify and make derivative works of the RemainCo Licensed IP and any tangible embodiments thereof, in each case, within the SpinCo Field.

(b) License to RemainCo Licensed Standards. Subject to the terms and conditions of this Agreement, the RemainCo Licensors, on behalf of themselves and their applicable Affiliates, hereby grant, and the RemainCo Licensors shall cause their applicable Affiliates to grant, to the applicable SpinCo Licensees, as set forth on Schedule M, an irrevocable, perpetual, royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.3), transferable (subject to Section 7.6), worldwide, non-exclusive license in, to and under the RemainCo Licensed Standards (including, without limiting and subject to the following paragraph, rights to use, practice, perform, render, develop, improve, display, distribute, modify and make derivative works of the same), solely for use in the SpinCo Field at any facility (including if such facility is modified or expanded) where the SpinCo Assets are situated as of the Effective Date or any substantial replication of such facilities (but not at facilities acquired after the Effective Date or the facilities of any permitted Third Party successors or assignees in accordance with Section 7.6 hereof) and only to the extent necessary to maintain and operate the SpinCo Assets at such facility.

Notwithstanding anything to the contrary herein, the RemainCo Licensed Standards shall (A) not include any other Know-How (including any standards, tools and documents) referenced but not specifically and fully disclosed, explicated and set forth therein, (B) be implemented and used by SpinCo and its Affiliates subject to their own training with respect thereto (and RemainCo and its Affiliates shall have no obligation hereunder with respect to any such training) and (C) be destroyed by SpinCo and its Affiliates, in relevant part, upon SpinCo’s good faith determination that the RemainCo Licensed Standards have become obsolete or superseded by any other standard, protocol, policy or process (in which event, such RemainCo Licensed Standards to such extent shall no longer be licensed to SpinCo and its Affiliates hereunder). SpinCo and its Affiliates shall not remove any proprietary markings, confidentiality notices or similar labels on the RemainCo Licensed Standards or the documentation embodying such RemainCo Licensed Standards. For clarity, the RemainCo Licensed Standards shall not be subject to any updates hereunder by

RemainCo or its Affiliates (even if RemainCo or its Affiliates update the same for their own use). The Parties acknowledge that, from time to time, applicable Law may conflict with and supersede aspects of the RemainCo Licensed Standards, and RemainCo and its Affiliates shall have no Liability to SpinCo and its Affiliates in connection therewith.

Section 2.2 Licenses to RemainCo. Subject to the terms and conditions of this Agreement, the SpinCo Licensors, on behalf of themselves and their applicable Affiliates, hereby grant, and the SpinCo Licensors shall cause their applicable Affiliates to grant, to the applicable RemainCo Licensees, as set forth on Schedule M, an irrevocable, perpetual, royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.3), transferable (subject to Section 7.6), worldwide, non-exclusive license in, to and under the SpinCo Licensed IP for any and all uses solely in the RemainCo Field. For clarity, subject to the terms and conditions of this Agreement, the license set forth in this Section 2.2 shall include the rights (i) to practice, use and exploit the SpinCo Licensed IP to make, use, sell, offer for sale, import and export any and all products and processes, in each case, within the RemainCo Field and (ii) as applicable, to use, practice, copy, perform, render, develop, improve, display, distribute, modify and make derivative works of the SpinCo Licensed IP and any tangible embodiments thereof, in each case, within the RemainCo Field.

Section 2.3 Sublicenses. Licensee may sublicense the licenses and rights granted to Licensee under Section 2.1 or Section 2.2 (as applicable) through multiple tiers to: (a) its Affiliates; provided, that such licenses and rights shall automatically terminate if such Person ceases to be an Affiliate of Licensee; (b) Third Parties in the ordinary course of business for the benefit of and in connection with the products and services of such Licensee or its Affiliates (and not for the independent use of such licenses and rights by or for the benefit of such Third Parties); and (c) Third Parties in connection with the sale or other transfer or divestiture by Licensee of any business, product line or division (each such business, product line or division, a “Divested Business or Product Line”); provided, however, that such sublicense shall not extend to any other business, product line or division of any Person(s) that has acquired such Divested Business or Product Line or any Affiliates of such Person(s) (other than the Divested Business or Product Line and natural extensions or natural evolutions thereof) (each such Affiliate or Third Party in the foregoing clauses (a)-(c), a “Sublicensee”). Notwithstanding anything to the contrary in this Section 2.3, during the five (5)-year period following the Effective Date, in no event shall Licensee grant any sublicenses in, to or under any Licensed IP to any Specified Third Party or Specified Third Party JV. Each sublicense granted in, to or under any Licensed IP shall be granted pursuant to a Contract which does not conflict with the terms and conditions of this Agreement. For clarity, granting a sublicense shall not relieve Licensee of any obligations hereunder and Licensee shall cause each of its Sublicensees to comply, and shall remain responsible for its Sublicensees’ compliance, with the terms hereof applicable to Licensee.

Section 2.4 Joint IP.

(a) Ownership. Each of SpinCo and RemainCo shall own an equal, undivided joint ownership interest in any and all Joint IP (each of SpinCo and RemainCo in relation to the Joint IP, a “Joint IP Co-Owner”). Each of SpinCo and RemainCo, on behalf of itself and its applicable Affiliates, hereby assigns, and each of SpinCo and RemainCo shall cause its applicable Affiliates to assign, to the other Party all rights, title and interest in, to and under such Joint IP necessary to effect the foregoing.

(b) Restriction on Use of Joint IP in Connection with Third Party Collaborations. Except in connection with any Third Party Collaboration that was in effect prior to May 1, 2026, during the five (5)-year period following the Effective Date, each Joint IP Co-Owner, on behalf of itself and its applicable Affiliates, hereby agrees, and each Joint IP Co-Owner shall cause its applicable Affiliates to agree, not to (i) use any Joint IP for the benefit of or in connection with the products or services of any Specified Third Party or Specified Third Party JV in the other Joint IP Co-Owner’s Field or (ii) grant any license or other rights in, to or under any Joint IP to any Specified Third Party or Specified Third Party JV in the other Joint IP Co-Owner’s Field. For clarity, nothing in this Section 2.4(b) shall prohibit either Joint IP Co-Owner from exploiting any Joint IP outside of a Third Party Collaboration with a Specified Third Party or Specified Third Party JV, including in the other Joint IP Co-Owner’s Field, and including through any of its Affiliates or Sublicensees acting on its behalf.

(c) Exploitation. Subject to Section 2.4(b), the licenses and other rights granted to the other Joint IP Co-Owner under this Agreement and the other terms and conditions of this Agreement, the Separation Agreement and the other Ancillary Agreements, (i) each Joint IP Co-Owner may exercise its rights in, to and under such Joint IP for any and all uses, including the rights to license and sublicense or otherwise to Exploit through multiple tiers, sell, transfer or encumber its ownership interest, without any duty of accounting or other obligation to, or Consent required from (where Consent is required by applicable Law, such Consent is deemed hereby granted), the other Joint IP Co-Owner and (ii) each Joint IP Co-Owner, on behalf of itself and its applicable Affiliates, hereby grants, and each Joint IP Co-Owner shall cause its applicable Affiliates to grant, to the other Joint IP Co-Owner all further Consents with respect to, and all licenses under, the Joint IP, throughout the world, necessary to provide the other Joint IP Co-Owner with full rights of Exploitation of the Joint IP as contemplated herein.

(d) Sales and Other Transfers of Joint IP. Any sale or other transfer of a Joint IP Co-Owner’s ownership interest in any Joint IP to a Third Party shall be subject to the licenses and other rights granted to the other Joint IP Co-Owner under this Agreement and the other terms and conditions of this Agreement (including this Section 2.4), the Separation Agreement and the other Ancillary Agreements, and each Joint IP Co-Owner shall cause any Third Party purchaser or transferee to assume in writing such Joint IP Co-Owner’s obligations under this Agreement (including this Section 2.4), the Separation Agreement and the other Ancillary Agreements, to the extent applicable to the sold or transferred ownership interest in Joint IP.

(e) Cooperation. Each Joint IP Co-Owner, on behalf of itself and its applicable Affiliates, hereby agrees, and each Joint IP Co-Owner shall cause its applicable Affiliates to agree, (i) to cooperate with the other Joint IP Co-Owner (and the other Joint IP Co-Owner’s authorized attorneys, agents and representatives) to effectuate and perfect the ownership of the Joint IP contemplated by this Agreement, including by promptly executing and recording assignments and other documents consistent with the ownership set forth in this Agreement, (ii) to make its employees, agents and consultants reasonably available to the other Joint IP Co-Owner (or to the other Joint IP Co-Owner’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the other Joint IP Co-Owner to undertake Patent prosecution, (iii) to provide the other Joint IP Co-Owner with copies of all material correspondence pertaining to prosecution of Joint IP before the U.S. Patent and Trademark Office or any other Patent office in the world, (iv) to cooperate, if necessary, with the other Joint IP Co-Owner in gaining patent term extensions wherever applicable and (v) to endeavor in good faith to coordinate its efforts with the other Joint IP Co-Owner to minimize or avoid interference with the prosecution and maintenance of the other Joint IP Co-Owner’s Patents.

Section 2.5 Third Party Rights.

(a) Notwithstanding anything to the contrary in this Agreement, the Parties’ rights and obligations set forth in this Agreement (including the licenses granted under Section 2.1 and Section 2.2, and the rights and obligations of the Parties under Section 2.4 and Section 3.2) shall be subject to the terms of any Contracts with a Third Party relating to the Licensed IP, which Contracts exist as of the Effective Date and to which Licensor or any of its Affiliates is a party or otherwise bound. To the extent that, as a result of such rights of or obligations owed to a Third Party under such Contracts, any license or other rights granted hereunder (i) may not be granted without the Consent of or payment of a fee or other consideration to such Third Party or any other Third Party under such Contracts or (ii) will cause Licensor or any of its Affiliates to be in breach of any of its or their obligations to any Third Party, the applicable licenses and other rights granted hereunder shall only be granted to the extent such Consent has been obtained or such fee or other consideration has been paid (it being understood that Licensor shall have no obligation to agree to make, or make, any payments or other concessions, except to the extent expressly required under the Separation Agreement or any other Ancillary Agreement, or if Licensee agrees to reimburse Licensor for such payments). Notwithstanding anything to the contrary in this Section 2.5(a), Licensee shall be deemed to not be in breach of this Agreement only if and for such time that Licensee has not been notified by Licensor or any of its Affiliates and otherwise does not have reasonable knowledge of such rights of or obligations owed to such Third Party. Following the Effective Date, Licensor shall not amend, modify or waive any Contract with any Third Party in a manner that would materially and adversely affect Licensee’s rights under this Agreement without the prior written consent of Licensee.

(b) Third Party Payments, if any, with respect to the Licensed IP shall be Licensee’s sole responsibility. Licensee shall pay the Third Party Payments directly to the applicable Third Party; provided, that if such Third Party does not permit Licensee to pay such Third Party Payments to such Third Party directly (whether pursuant to the applicable Contract or otherwise), the Parties shall cooperate in good faith to ensure that such Third Party Payments are paid by Licensee to Licensor in a manner that ensures Licensor’s payment thereof is in compliance with the obligations to the applicable Third Party. If either Party becomes aware of any Third Party Payments, it shall reasonably promptly notify the other Party in writing, and notwithstanding anything to the contrary in this Section 2.5(b), Licensee shall be deemed to not be in breach of this Agreement only if and for such time that Licensee has not been notified by Licensor or any of its Affiliates and otherwise does not have reasonable knowledge of the applicable Third Party Payments; provided, that upon learning of such Third Party Payments, Licensee shall promptly pay such Third Party Payments to the applicable Third Party directly (or such other Person as reasonably directed by Licensor) to the extent such Third Party Payments are past due (or if Licensor has, in its sole discretion, elected to pay such amounts, would be past due if Licensor had not paid such amounts).

Section 2.6 Reservation of Rights. Except as expressly provided in the Separation Agreement or any Ancillary Agreement (including this Agreement), each Party reserves all of its and its Affiliates’ rights (including rights in, to and under Intellectual Property) not expressly licensed or otherwise granted hereunder. Without limiting the foregoing, this Agreement and the licenses and rights granted herein do not, and shall not be construed to, confer any rights upon either Party or its Affiliates or Sublicensees by implication, estoppel or otherwise as to any of the other Party’s or its Affiliates’ other Intellectual Property (including, for clarity, any Excluded IP).

Section 2.7 Retention and Transfer of Materials.

(a) If RemainCo or SpinCo (the “Requesting Party”) reasonably believes that any Materials are in the possession or control of the other Party or any of its Affiliates (the “Holding Party”) and such Materials have never been, following the Effective Date, in the possession or control of the Requesting Party or any of its Affiliates, and the Requesting Party makes a request in writing during the two (2)-year period following the Effective Date that the Holding Party deliver the Materials (or copy thereof) to the Requesting Party, the Holding Party shall review such request and, to the extent in the possession or control of the Holding Party or any of its Affiliates, deliver the Materials (or copy thereof) to the Requesting Party as promptly as reasonably practicable and in any event within thirty (30) Business Days of receiving such request from the Requesting Party; provided, that if the Holding Party reasonably believes that such request requires a longer period of review to determine if the request concerns the applicable Licensed IP or to locate the applicable Materials, the Holding Party shall be provided with a reasonable amount of additional time to review and provide such Materials and shall notify the Requesting Party in writing of the expected timeframe; provided, further, the Holding Party may redact any Information with respect to which the Requesting Party does not have a license or other right under the Separation Agreement, this Agreement or any of the other Ancillary Agreements. To the extent the request does not concern Materials, for clarity, the Holding Party shall not be required to deliver the applicable materials or media to the Requesting Party, but shall provide the Requesting Party with an explanation in reasonable detail of the basis of such determination and shall make itself and its relevant Affiliates available to discuss such determination in good faith with the Requesting Party.

(b) All Materials delivered pursuant to this Section 2.7 shall constitute Confidential Information subject to Section 5.1. Without limiting the foregoing, any source code included in the Materials and any Intellectual Property that has not been made public included in the Materials shall be maintained in confidence using at least the same degree of care used by the Requesting Party to protect its own source code or other highly confidential information, but in no event less than a commercially reasonable degree of care, and shall not be disclosed, distributed or otherwise made available to any Third Party except to the Requesting Party’s Affiliates.

(c) For clarity, and notwithstanding anything to the contrary herein, in no event shall the Holding Party be required to provide any Materials that have already been provided to, or are otherwise in the possession of, the Requesting Party (including as part of the Internal Reorganization).

Section 2.8 Right of First Refusal. If either Party, as Licensor of any SpinCo Licensed Patents or RemainCo Licensed Patents, as applicable, determines that it intends to cease prosecution or maintenance of, or intends to permit to become abandoned, withdrawn, lapsed or expired (other than expiration at the end of its statutory term), any Patent included in the SpinCo Licensed Patents or RemainCo Licensed Patents, as applicable, then such Party (the “Offeror”) shall promptly (and no later than sixty (60) days prior to the next applicable deadline for any filing, response, payment, or other action required to prosecute or maintain such Patent) provide written notice (an “Abandonment Notice”) thereof to the other Party (the “Offeree”), which shall describe in reasonable detail the applicable Patent and the next applicable deadline for any filing, response, payment, or other action required to prosecute or maintain such Patent. Following receipt of the Abandonment Notice, the Offeree shall have a right of first refusal for an exclusive period of thirty (30) days to acquire the applicable Patent free of charge, and during such thirty (30)-day period, the Offeror shall not abandon, permit to lapse or expire (other than expiration at the end of its statutory term), withdraw or fail to maintain or prosecute such Patent. In the event that (i) the Parties execute a mutually acceptable agreement providing for the acquisition, free of charge, by the Offeree from Offeror of the applicable Patent or (ii) the Offeree declines to acquire the applicable Patent or fails to exercise its right of first refusal during such thirty (30)-day period to acquire the applicable Patent, the Offeror shall have no further obligations to the Offeree under this Section 2.8 with respect to such Patent.

Section 2.9 Restriction on Use of Own IP in Connection with Third Party Collaborations.

(a) Except in connection with any Third Party Collaboration that was in effect prior to May 1, 2026, during the five (5)-year period following the Effective Date, the RemainCo Licensors, on behalf of themselves and their applicable Affiliates, hereby agree, and the RemainCo Licensors shall cause their applicable Affiliates to agree, not to (i) use any RemainCo Licensed IP or RemainCo Licensed Standards for the benefit of or in connection with the products or services of any Specified Third Party or Specified Third Party JV in the SpinCo Field or (ii) grant any license or other rights in, to or under any RemainCo Licensed IP or RemainCo Licensed Standards to any Specified Third Party or Specified Third Party JV in the SpinCo Field. For clarity, nothing in this Section 2.9(a) shall prohibit any RemainCo Licensor from exploiting any RemainCo Licensed IP or RemainCo Licensed Standards outside of a Third Party Collaboration with a Specified Third Party or Specified Third Party JV, including in the SpinCo Field, and including through any of its Affiliates or Sublicensees acting on its behalf.

(b) Except in connection with any Third Party Collaboration that was in effect prior to May 1, 2026, during the five (5)-year period following the Effective Date, the SpinCo Licensors, on behalf of themselves and their applicable Affiliates, hereby agree, and the SpinCo Licensors shall cause their applicable Affiliates to agree, not to (i) use any SpinCo Licensed IP for the benefit of or in connection with the products or services of any Specified Third Party or Specified Third Party JV in the RemainCo Field or (ii) grant any license or other rights in, to or under any SpinCo Licensed IP to any Specified Third Party or Specified Third Party JV in the RemainCo Field. For clarity, nothing in this Section 2.9(b) shall prohibit any SpinCo Licensor from exploiting any SpinCo Licensed IP outside of a Third Party Collaboration with a Specified Third Party or Specified Third Party JV, including in the RemainCo Field, and including through any of its Affiliates or Sublicensees acting on its behalf.

Section 2.10 Joint Studies.

(a) Legal Ownership. Each of SpinCo and RemainCo shall own an equal, undivided joint ownership interest in any and all Joint Party-Access Studies. With respect to the ownership interests held by SpinCo and RemainCo, taken together, in the Joint Third Party Co-Owned Studies immediately prior to the Effective Date, each of SpinCo and RemainCo shall own an equal, undivided joint ownership interest in such ownership interests. SpinCo, on behalf of itself and its applicable Affiliates, hereby assigns, and SpinCo shall cause its applicable Affiliates to assign, to RemainCo the ownership interest otherwise held by SpinCo and its applicable Affiliates in, to and under the Joint Studies as is necessary to effect the ownership allocation set forth in the first and second sentences of this Section 2.10(a). RemainCo, on behalf of itself and its applicable Affiliates, hereby assigns, and RemainCo shall cause its applicable Affiliates to assign, to SpinCo the ownership interest otherwise held by RemainCo and its applicable Affiliates in, to and under the Joint Studies as is necessary to effect the ownership allocation set forth in the first and second sentences of this Section 2.10(a).

(b) Exploitation. Subject to Section 2.10(c), the rights granted to the other Joint Studies Co-Owner under this Agreement and the other terms and conditions of this Agreement, the Separation Agreement and the other Ancillary Agreements, (i) each Joint Studies Co-Owner may exercise its rights in, to and under such Joint Studies for any and all uses, including the rights to license and sublicense or otherwise to Exploit through multiple tiers or encumber its ownership interest, without any duty of accounting or other obligation to, or Consent required from (where Consent is required by applicable Law, such Consent is deemed hereby granted), the other Joint Studies Co-Owner and (ii) each Joint Studies Co-Owner, on behalf of itself and its applicable Affiliates, hereby grants, and each Joint Studies Co-Owner shall cause its applicable Affiliates to grant, to the other Joint Studies Co-Owner all further Consents with respect to the Joint Studies, throughout the world, necessary to provide the other Joint Studies Co-Owner with full rights of Exploitation of the Joint Studies as contemplated herein.

(c) Restriction on Sales, Assignments and Other Transfers. Each Joint Studies Co-Owner, on behalf of itself and its applicable Affiliates, hereby agrees, and each Joint Studies Co-Owner shall cause its applicable Affiliates to agree, that its ownership interest in any Joint Studies shall not be sold or otherwise assigned or transferred, in whole or in part, by operation of Law or otherwise, to any Third Party without the prior written Consent of the other Joint Studies Co-Owner (which Consent may be granted or withheld in such other Joint Studies Co-Owner’s sole discretion); provided, that such first Joint Studies Co-Owner may sell or otherwise assign or transfer, in whole or in part, by operation of Law or otherwise, without the prior written Consent of the other Joint Studies Co-Owner, its ownership interest in any Joint Studies to (a) one or more of its Affiliates; provided, that such assigned rights shall automatically revert to such first Joint Studies Co-Owner if such Person ceases to be an Affiliate of such Joint Studies Co-Owner, and (b) the successor to all or a portion of the business or assets to which this Agreement relates (and, in the case of a successor to only a portion of such business or assets, only the first Joint Studies Co-Owner’s ownership interest in any Joint Studies that relate to such portion of the business or assets may be sold or otherwise assigned or transferred to such successor); provided, further, that (i) the selling, assigning or transferring Joint Studies Co-Owner shall promptly notify the non-selling, non-assigning or non-transferring Joint Studies Co-Owner in writing of any sales, assignments or transfers it makes under the foregoing clause (b), and (ii) in either case of the foregoing clauses (a) or (b), the party to whom any ownership interest in any Joint Studies is sold or otherwise assigned or transferred shall agree in writing to be bound by the terms of this Agreement as if named as a “Party” hereto with respect to this Section 2.10 of this Agreement. Any purported sale, assignment or transfer of either Joint Studies Co-Owner’s ownership interest in any Joint Studies in violation of this Section 2.10(c) shall be void ab initio. No sale, assignment or transfer shall relieve the selling, assigning or transferring Joint Studies Co-Owner of any of its obligations under this Agreement that accrued prior to such sale, assignment or transfer unless agreed to by the non-selling, non-assigning or non-transferring Joint Studies Co-Owner.

(d) Continued Access. Each of RemainCo and SpinCo, on behalf of itself and its applicable Affiliates, hereby agrees, and each of RemainCo and SpinCo shall cause its applicable Affiliates to agree, to use reasonable best efforts to facilitate continued access to the Joint Third Party Co-Owned Studies owned by such Party with one or more Third Parties to the other Party [***] in support of the other Party’s Business Activities. Each of RemainCo and SpinCo may provide Joint-Study Third Parties with access to the Joint Studies as set forth herein. If such access is provided, it will be in the form of a letter of access/authorization; provided that, if the applicable Governmental Entity requires a Hard Copy of the requested data, a Hard Copy may be provided in lieu of a letter of access/authorization. In each case of the foregoing, such access will be provided in accordance with RemainCo and SpinCo’s practices regarding such Governmental Entity’s requirements as of the Effective Date and other regulatory customs and contractual limitations, as applicable. To the extent a Third Party co-owner of a Joint Third Party Co-Owned Study requires payment by a Party to this Agreement to provide access to the Party seeking access, the Party seeking access shall bear any such costs.

(e) Record/Identified Ownership. Notwithstanding the Parties’ access rights to or legal ownership of the Joint Studies prior to the Effective Date, the identified owner as of the Effective Date for any Joint Study submitted to a Governmental Entity prior to the Effective Date shall remain the identified owner thereafter. For any new submission of a Joint Study to a Governmental Entity, the Party making such submission in support of its Business Activities shall be identified as the owner. To the extent a Third Party sends the identified owner of a Joint Study an inquiry, proposal or offer to rely on such Joint Study for a Third Party registration, such identified owner shall bear the costs and expenses of any and all negotiations and Actions relating thereto, and shall be entitled to any Third Party payments or other consideration related to, arising out of or resulting from such negotiations or Actions. For the avoidance of doubt, the foregoing addresses identification of the owner of record for purposes of submissions to a Governmental Entity and does not independently allocate legal ownership of, or grant any license or other rights in, to or under, any Joint Study as between the Parties.

(f) Submissions to Governmental Entities. In the event that a Party intends to submit to a Governmental Entity any of the Joint Studies in support of its Business Activities, such Party (the “Submitting Party”) shall provide prior written notice to the other Party. Such notice shall be provided no less than thirty (30) days prior to the anticipated date of submission and shall include, at a minimum: (i) the name of the Submitting Party and, if applicable, its Affiliate or Third Party making the submission; (ii) the jurisdiction(s) and Governmental Entities to which the submission is intended; and (iii) the identification of the specific Joint Studies (by title, reference number, or other identifier consistent with Schedule O or Schedule P, as applicable) that the Submitting Party intends to include in the submission.

ARTICLE III

OWNERSHIP; PROSECUTION, MAINTENANCE AND ENFORCEMENT

Section 3.1 Ownership. As between the Parties and their respective Affiliates, (a) RemainCo acknowledges and agrees that SpinCo and its Affiliates own the SpinCo Licensed IP licensed to the RemainCo Licensees hereunder, (b) SpinCo acknowledges and agrees that RemainCo and its Affiliates own the RemainCo Licensed IP and the RemainCo Licensed Standards licensed to the SpinCo Licensees hereunder and (c) each Party acknowledges and agrees that neither Party, nor its Affiliates or Sublicensees, will acquire any ownership rights in the Licensed IP licensed to such Party or its Affiliates hereunder. To the extent that a Party or its Affiliates or Sublicensees (as applicable) is assigned or otherwise obtains ownership of any right, title or interest in, to or under any Licensed IP in contravention of this Section 3.1, such Party, on behalf of itself and its Affiliates, hereby assigns, and such Party shall cause its Affiliates and Sublicensees (as applicable) to assign, to the other Party (or to such Affiliate or Third Party designated by such other Party in writing) all such right, title and interest; provided that, for clarity, a successful claim under Section 2.6 of the Separation Agreement shall not be deemed to be in contravention of this Section 3.1.

Section 3.2 Prosecution, Maintenance and Enforcement. As between the Parties, Licensor shall have the sole and exclusive right (but not the obligation), at Licensor’s cost and expense, to (a) file, prosecute, maintain and defend all Licensed IP with respect to which such Licensor or any of its Affiliates is granting a license to Licensee hereunder and (b) control enforcement or defense against any Third Party Action relating to any Licensed IP that Licensor or any of its Affiliates is granting a license to Licensee hereunder (including by bringing an Action or entering into settlement discussions); provided, however, that Licensor shall not settle any Third Party Action relating to any Licensed IP in a manner that materially and adversely affects Licensee’s rights under this Agreement without Licensee’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Without limiting the foregoing, this Agreement shall not obligate either Party to disclose to the other Party, or maintain, register, prosecute, pay for or offer to pay for (including by offering remuneration to any inventors), enforce, defend or otherwise manage any Intellectual Property, except to the extent expressly set forth herein.

Section 3.3 Sales and Other Transfers of Licensed IP. Any sale or other transfer of any Licensed IP to a Third Party shall be subject to the licenses and other rights granted to the Licensee under this Agreement and the other terms and conditions of this Agreement, the Separation Agreement and the other Ancillary Agreements, and the Licensor shall cause any such Third Party purchaser or transferee to assume in writing the Licensor’s obligations under this Agreement, the Separation Agreement and the other Ancillary Agreements, to the extent applicable to the sold or transferred Licensed IP.

ARTICLE IV

INDEMNIFICATION; DISCLAIMERS; LIMITATION OF LIABILITY

Section 4.1 Indemnification. Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party and its Affiliates, and its and their current, former and future respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (each, an “Indemnitee” and collectively, the “Indemnitees”) from and against any and all Indemnifiable Losses of the Indemnitees, to the extent relating to, arising out of or resulting from (a) the gross negligence or willful misconduct of the Indemnifying Party, any of its Affiliates, or its or their Sublicensees or agents, in the performance of this Agreement, (b) material breach by the Indemnifying Party of this Agreement or (c) Third Party claims arising from exercise by the Indemnifying Party or its Affiliates or Sublicensees of the licenses and rights granted to it hereunder, in each case (in respect of the foregoing clauses (a)-(c)), except to the extent that such Indemnifiable Losses are subject to indemnification by the other Party pursuant to this Section 4.1.

Section 4.2 Indemnification Procedures. The indemnification procedures set forth in Sections 8.4 through 8.8 of the Separation Agreement shall apply to the matters indemnified hereunder, mutatis mutandis.

Section 4.3 Disclaimer of Representations and Warranties. EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THE SEPARATION AGREEMENT, THIS AGREEMENT OR ANY OTHER ANCILLARY AGREEMENT, THE PARTIES DISCLAIM AND WAIVE ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITH REGARD TO QUALITY, PERFORMANCE, NON-INFRINGEMENT, NON-DILUTION, VALIDITY, COMMERCIAL UTILITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE), AND EACH PARTY ACKNOWLEDGES AND AGREES IT HAS NOT AND WILL NOT RELY ON ANY SUCH REPRESENTATIONS OR WARRANTIES EXCEPT THOSE EXPRESSLY SET FORTH IN THE SEPARATION AGREEMENT, THIS AGREEMENT OR ANY OTHER ANCILLARY AGREEMENT. WITHOUT LIMITING THE FOREGOING, THE REMAINCO PARTIES AND THE SPINCO PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES WHATSOEVER REGARDING THE EXISTENCE OR ABSENCE OF FAULTS, IF ANY, IN THE LICENSED IP, AND THE REMAINCO PARTIES AND THE SPINCO PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE NOT AND WILL NOT RELY ON ANY SUCH REPRESENTATIONS OR WARRANTIES.

Section 4.4 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT (INCLUDING THIS ARTICLE IV, BUT SUBJECT TO SECTION 4.5), IN NO EVENT SHALL THE REMAINCO PARTIES, THE SPINCO PARTIES OR THEIR RESPECTIVE AFFILIATES BE LIABLE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, AT LAW OR IN EQUITY, FOR ANY PUNITIVE, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT (EXCEPT FOR ALL COMPONENTS OF AWARDS AGAINST AN INDEMNITEE IN ANY THIRD PARTY CLAIM SUBJECT TO INDEMNIFICATION HEREUNDER, INCLUDING COMPONENTS OF SUCH THIRD PARTY CLAIM RELATING TO ANY OF THE FOREGOING AND ATTORNEYS’ FEES).

Section 4.5 Limited Liability Exclusions. The limitation of Indemnifiable Losses provided in Section 4.4 shall not apply to (a) fines or penalties, including the revocation of any Permit, assessed by a Governmental Entity or (b) Indemnifiable Losses arising from willful misconduct or fraud.

ARTICLE V

CONFIDENTIALITY

Section 5.1 Confidentiality. The Parties acknowledge and agree that the Umbrella Secrecy Agreement is hereby incorporated into this Agreement, and shall apply to the transactions contemplated by this Agreement to the extent applicable, mutatis mutandis.

ARTICLE VI

TERM

Section 6.1 Term. The terms of the licenses and other grants of rights (and related obligations) under this Agreement shall remain in effect (a) with respect to the Patents and Copyrights licensed hereunder, on a Patent-by-Patent or Copyright-by-Copyright basis (as applicable), until expiration, invalidation or abandonment of such Patent or Copyright and (b) with respect to all other Licensed IP, in perpetuity. Each of the Parties acknowledges and agrees that the licenses granted hereunder (i) are irrevocable and (ii) may not be terminated for any reason (even in the event of a material breach).

ARTICLE VII

MISCELLANEOUS

Section 7.1 Complete Agreement; Construction. This Agreement, including the Schedules, the Separation Agreement and the other Ancillary Agreements constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Separation Agreement, the terms and conditions of this Agreement shall control.

Section 7.2 Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in more than one counterpart, all of which shall be considered one and the same agreement, each of which when executed shall be deemed to be an original, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

Section 7.3 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed to have been properly delivered, given and received, (a) on the date of transmission if sent via email (provided, however, that a Party may supplementally (and shall supplementally, if an automatic failure of delivery notice is received in response to the applicable email) deliver a notice by delivery in person or by national courier service)), (b) when delivered, if delivered personally to the intended recipient, and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a Party at the address for such Party set forth on a schedule to be delivered by each Party to the address set forth below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.3):

To RemainCo:

9330 Zionsville Road
Indianapolis, Indiana 46268
Attention:	[ ]
[ ]
Email:	[ ]
[ ]

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Two Manhattan West
375 Ninth Avenue
New York, New York 10001
Attention:	Thomas E. Dunn
Matthew L. Ploszek
Email:	tdunn@cravath.com
mploszek@cravath.com

To SpinCo:

7100 NW 62nd Avenue, PO Box 1000
Johnston, Iowa 50131
Attention:	[ ]
[ ]
Email:	[ ]
[ ]

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Two Manhattan West
375 Ninth Avenue
New York, New York 10001
Attention:	Thomas E. Dunn
Matthew L. Ploszek
Email:	tdunn@cravath.com
mploszek@cravath.com

Section 7.4 Waivers. Any provision of this Agreement may be waived, if and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any Consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such Consent and shall be effective only against such Party (and the members of its Group).

Section 7.5 Amendments. This Agreement may not be modified or amended except by an agreement in writing specifically designated as an amendment hereto signed by each of the Parties.

Section 7.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise, by either of the Parties without the prior written Consent of the other Party (which Consent may be granted or withheld in such other Party’s sole discretion); provided, that such first Party may assign or transfer, in whole or in part, by operation of Law or otherwise, without the prior written Consent of the other Party, this Agreement or any of the rights, interests or obligations under this Agreement to (a) one or more of its Affiliates; provided, that such assigned rights shall automatically revert to such first Party if such Person ceases to be an Affiliate of such Party, and (b) the successor to all or a portion of the business or assets to which this Agreement relates (and, in the case of a successor to only a portion of such business or assets, only the rights, interests and obligations under this Agreement that relate to such portion of the business or assets may be assigned or transferred to such successor); provided, further, that (i) the assigning or transferring Party shall promptly notify the non-assigning or non-transferring Party in writing of any assignments or transfers it makes under the foregoing clause (b), and (ii) in either case of the foregoing clauses (a) or (b), the party to whom this Agreement is assigned or transferred shall agree in writing to be bound by the terms of this Agreement as if named as a “Party” hereto with respect to all or such portion of this Agreement so assigned or transferred. Any purported assignment in violation of this Section 7.6 shall be void ab initio. No assignment or transfer shall relieve the assigning or transferring Party of any of its obligations under this Agreement that accrued prior to such assignment or transfer unless agreed to by the non-assigning or non-transferring Party. If either Party or any of its Affiliates assigns any of the Licensed IP, such assignment shall be subject to the licenses granted to such Intellectual Property under this Agreement and the assignee of such Licensed IP shall be deemed to assume the applicable obligations under this Agreement automatically with respect thereto.

Section 7.7 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

Section 7.8 Affiliates. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Affiliate of such Party or by any entity that becomes an Affiliate of such Party on and after the Effective Date.

Section 7.9 Third Party Beneficiaries. Notwithstanding anything herein to the contrary, except as provided in Article IV relating to Indemnitees, this Agreement is solely for the benefit of, and is only enforceable by, the Parties and their permitted successors and assigns and should not be deemed to confer upon third parties any remedy, benefit, claim, liability, reimbursement, claim of Action or other right of any nature whatsoever, in excess of those existing without reference to this Agreement.

Section 7.10 Title and Headings. Titles and headings to articles, sections and paragraphs herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 7.11 Schedules. The Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 7.12 Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

Section 7.13 Specific Performance. The Parties acknowledge and agree that irreparable harm would occur in the event that the Parties do not perform any provision of this Agreement in accordance with its specific terms or otherwise breach this Agreement and the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any Indemnifiable Loss. Accordingly, from and after the Effective Date, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Parties to this Agreement who are or are to be thereby aggrieved shall, subject and pursuant to the terms of this Article VII (including for the avoidance of doubt, after compliance with all notice and negotiation provisions herein), have the right to specific performance and injunctive or other equitable relief of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.

Section 7.14 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon a determination that any term, provision, covenant or restriction is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify to the fullest extent permitted by applicable Law this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.15 No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

Section 7.16 Dispute Resolution. In the event of a controversy, dispute or Action between the Parties arising out of, in connection with, or in relation to this Agreement or any of the transactions contemplated hereby, including with respect to the interpretation, performance, nonperformance, validity or breach thereof, and including any Action based on contract, tort, statute or constitution, including the arbitrability of such controversy, dispute or Action, the procedures as set forth in Article X of the Separation Agreement shall apply, mutatis mutandis.

Section 7.17 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by a Licensor are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code regardless of the form or type of intellectual property under or to which such rights and licenses are granted and regardless of whether the intellectual property is registered in or otherwise recognized by or applicable to the United States of America or any other country or jurisdiction. The Parties agree that each Licensee will retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the United States Bankruptcy Code, the Party hereto that is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefore, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefore by the non-subject Party.

Section 7.18 Further Assurances. Each of the Parties shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated by this Agreement.

* * * * *

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

CORTEVA, INC.
By:
Name:
Title:

[REMAINCO LICENSORS/LICENSEES]
By:
Name:
Title:

VYLOR, INC.
By:
Name:
Title:

[SPINCO LICENSORS/LICENSEES]
By:
Name:
Title:

[Signature Page to Intellectual Property Matters Agreement]